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                                                                   EXHIBIT 10.11

                        INCENTIVE STOCK OPTION AGREEMENT

         THIS AGREEMENT, dated _______________, ___, ___, is made by and between Empi, Inc., a Minnesota corporation (the "Company"), and ________________, an employee of the Company (or one of its Subsidiaries, as defined herein), hereinafter referred to as "Optionee."

         WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its common stock, par value $0.01 per share (the "Common Stock"); and

         WHEREAS, the Company wishes to carry out the 1999 Stock Option Plan of Empi, Inc. (the "Plan") (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

         WHEREAS, the Committee appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Incentive Stock Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company (or one of its Subsidiaries) and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 1.1    Cash Flow; Cumulative Cash Flow

         "Cash Flow" for a given fiscal year shall mean (i) EBITDA for such period minus (ii) consolidated capital expenditures actually paid during such period, plus (iii) the Net Change In Working Capital for such period. "Cumulative Cash Flow" as of a given date shall mean the total of Cash Flow from and after September 1, 1999 through such date.

Section 1.2    Cash Flow Target; Cumulative Cash Flow Target

         "Cash Flow Target" and "Cumulative Cash Flow Target" for a given period shall be as set forth in Appendix A to this Agreement, subject to the provisions of Section 4.6.

Section 1.3    Determination Date

         "Determination Date" with respect to a given fiscal year shall mean a date, no later than 90 days following December 31/st/ of such year, as of which the Committee determines, pursuant to Section 3.1(e) herein, that a Cash Flow or Cumulative Cash Flow Target has been met with respect to such fiscal year.

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Section 1.4    EBITDA

         "EBITDA" for a given period shall mean consolidated earnings before taxes, interest, amortization, depreciation and extraordinary items, all as reflected on the Company's audited consolidated financial statements for such period.

Section 1.5    Investor Return.

         "Investor Return" as of the date of a Liquidity Event shall mean the annual compounded pre-tax internal rate of return on the aggregate amount of funds invested by the Principal Stockholder in debt and equity securities or instruments of the Company and its Subsidiaries through such date of determination, assuming exercise of all options outstanding as of such date (after giving effect to different dates of investment, if any, and after giving effect to any dilution of such securities or instruments arising in connection with such Liquidity Event).

Section 1.6    Liquidity Event.

         "Liquidity Event" shall mean the first occurrence of the sale, transfer, conveyance or other disposition, in one or a series of related transactions, of the debt and equity securities of the Company held by the Principal Stockholder such that immediately following such transaction (or transactions), the value (at original cost) of all debt and equity securities held by the Principal Stockholder is less than 20% of the value (at original cost) of the debt and equity securities held by the Principal Stockholder as of August 31, 1999.

Section 1.7    Net Change In Working Capital; Average Working Capital

         "Net Change In Working Capital" for any given fiscal year shall mean
(i) the Average Working Capital for the immediately preceding fiscal year minus
(ii) the Average Working Capital for such fiscal year, where "Average Working Capital" for a given fiscal year shall mean the result of:

         (a) the sum of the four quarterly working capital amounts (excluding cash and short term borrowings) determined as of the last day of each calendar quarter of such fiscal year, all as determined on a consolidated basis for the Company and its subsidiaries, divided by

         (b)   four;

provided, however, that for purposes of this Section 1.7, fiscal year 2000 shall mean the period beginning October 1, 1999 and ending December 31, 2000; Average Working Capital for fiscal year 2000 shall mean the result of (x) the sum of the five quarterly working capital amounts (excluding cash and short term borrowings) determined as of the last day of each calendar quarter during such period, all as determined on a consolidated basis for the Company and its subsidiaries, divided by (y) five; and "Net Change in Working Capital" for fiscal year 2000 shall mean the consolidated working capital (excluding cash and short term borrowings) of the Company and its Subsidiaries as of August 31, 1999 minus Average Working Capital for fiscal year 2000.

Section 1.8    Option

         "Option" shall mean the Incentive Stock Option to purchase Common Stock granted under this Agreement.

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Section 1.9    Person

         "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Section 1.10   Plan

         "Plan" shall mean the 1999 Stock Option Plan of Empi, Inc.

Section 1.11   Principal Stockholder.

         "Principal Stockholder" shall mean, collectively, MPI Holdings, L.L.C. and any of its Permitted Assignees (as such term is defined in that certain Shareholder Voting and Control Agreement by and among the Company, GE Capital Equity Investments, Inc. and MPI Holdings, L.L.C.).

Section 1.12   Subsidiary

         "Subsidiary" of any entity shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.13   Stockholders Agreement

         "Stockholders Agreement" shall mean that certain agreement by and between the Optionee and the Company which contains certain restrictions and limitations applicable to the shares of Common Stock acquired upon Option exercise (and, possibly, to other shares of Common Stock held by the Optionee), substantially in the form of Exhibit A attached hereto. The Committee, in its discretion, shall determine the terms of the Stockholders Agreement. If no Stockholders Agreement is effective at the time of exercise of the Option (or any portion thereof), the exercise of the Option shall be subject to the condition that the Optionee enter into such an agreement with the Company.

                                   ARTICLE II.
                                 GRANT OF OPTION

Section 2.1    Grant of Option

         In consideration of the Optionee's agreement to remain in the employ of the Company or one of its Subsidiaries and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of ____________ shares of Common Stock upon the terms and conditions set forth in the Plan and this Agreement. The Optionee hereby agrees that except as required by law, he or she will not disclose to any person other than the Optionee's spouse (if any) the grant of the Option or any of the terms or provisions hereof without the prior approval of the Committee, and the Optionee agrees that, in the discretion of the Committee, the Option shall terminate and any unexercised portion of such Option (whether or not then exercisable) shall be forfeited if the Optionee violates the non-disclosure provisions of this Section 2.1.

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Section 2.2    Option Subject to Plan

         The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Sections 7.1, 7.2 and 7.3 thereof.

Section 2.3    Option Price

         The purchase price of the shares of Common Stock covered by the Option shall be $9.85 per share (without commission or other charge).

                                  ARTICLE III.
                                 EXERCISABILITY

Section 3.1    Commencement of Exercisability

         (a) Subject to subsections (e) and (f) and Section 3.3, 25% of the Option shall become exercisable in five equal and cumulative installments as follows:

               (i) The first installment shall consist of five percent of the shares covered by such Option and shall become exercisable on December 31, 2000;

               (ii) The second installment shall consist of five percent of the shares covered by such Option and shall become exercisable on December 31, 2001;

               (iii) The third installment shall consist of five percent of the shares covered by such Option and shall become exercisable on December 31, 2002;

               (iv) The fourth installment shall consist of five percent of the shares covered by such Option and shall become exercisable on December 31, 2003;

               (v) The fifth installment shall consist of five percent of the shares covered by such Option and shall become exercisable on December 31, 2004.

         (b) Subject to subsections (e) and (f) and Section 3.3, 75% of the Option shall become exercisable in full on the day immediately preceding the tenth anniversary of the date of grant provided that the Optionee remains continuously employed in active service by the Company from the date of grant through such date.

         (c) Notwithstanding Section 3.1(b), but subject to subsections (e) and (f) Section 3.3,

               (i) An installment consisting of 10% of the shares covered by the Option shall become exercisable on the Determination Date for each fiscal year 2000 through 2004 if the Cash Flow for such fiscal year equals or exceeds the Cash Flow Target for such year.

               (ii) If any installment subject to accelerated exercisability pursuant to Section 3.1(c)(i) fails to become exercisable in accordance therewith, such installment shall become exercisable on the Determination Date following for the first fiscal year ending on or prior to December 31, 2005 as of which (A) the Cash Flow for such fiscal year equals or exceeds the Cash Flow Target for such year, and (B) the Cumulative Cash Flow as of the last day of such fiscal year equals or exceeds the Cumulative Cash Flow Target for such date.

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         (d)   Notwithstanding Section 3.1(b), but subject to subsection (f) and
Section 3.3, an installment consisting of 25% of the shares covered by the Option shall become exercisable upon the occurrence of the first Liquidity Event as of which the Investor Return equals or exceeds 30%.

         (e)   Notwithstanding the foregoing, but subject to subsection (f) and
Section 3.3., that portion, if any, of the 75% of the Option subject to vesting under subsections (a) and (c) that has not then become exercisable or expired, shall become exercisable in full as of the occurrence of the first Liquidity Event.

         (f) No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

         (g) The Committee shall make the determination as to whether the respective Cash Flow Targets and Cumulative Cash Flow Targets have been met with respect to any fiscal year, and shall determine the extent, if any, to which the Option has become exercisable no later that the Determination Date for such year.

Section 3.2    Duration of Exercisability

         The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable.

Section 3.3    Expiration of Option

         The Option may not be exercised to any extent by anyone after the first to occur of the following events:

         (a)   The expiration of ten years from the date the Option was granted;
or

         (b) In the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary corporation, the expiration of five years from the date the Incentive Stock Option was granted; or

         (c) Except as the Committee may otherwise approve, the 90th day following the date of the Optionee's Termination of Employment for any reason other than (x) termination by the Company for "cause" as determined by the Committee in its discretion, (y) the Optionee's death or disability (as defined in Section 22(e)(3) of the Code); or

         (d) Except as the Committee may otherwise approve, the date of the Optionee's Termination of Employment by reason of termination by the Company for "cause" as determined by the Committee in its discretion; or

         (e) In the case of an Optionee whose Termination of Employment is by reason of his or her disability (within the meaning of Section 22(e)(3) of the Code), the expiration of 12 months from the date of the Optionee's Termination of Employment, unless the Optionee dies within said 12 month period, in which case the Option shall cease to be exercisable upon the expiration of 180 days from the date of the Optionee's death; or

         (f) The expiration of 180 days from the date of the Optionee's Termination of Employment by reason of his or her death.

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Section 3.4    Partial Exercise

         Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable; provided, however, that each partial exercise shall be for not less than one hundred (100) shares (or the minimum installment set forth in Section 3.1(c), if a smaller number of shares) and shall be for whole shares only.

Section 3.5    Exercise of Option

         The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan.

Section 3.6    Special Tax Consequences

         The Optionee acknowledges that, to the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by the Optionee during any fiscal year (under the Plan and all other stock option plans of the Company, any Subsidiary and any parent corporation) exceeds $100,000, such options shall be treated as not qualifying under Section 422 of the Code but rather shall be treated and taxable as non-qualified options. The Optionee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted, and the stock certificate issued upon exercise of options shall designate whether such stock was acquired upon exercise of an Incentive Stock Option. For purposes of these rules, the fair market value of stock shall be determined as of the date of grant of the applicable option covering such stock.

                                   ARTICLE IV.
                                OTHER PROVISIONS

Section 4.1    Not a Contract of Employment

         Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause.

Section 4.2    Shares Subject to Plan and Management Stockholders Agreement

         The Optionee acknowledges that any shares acquired upon exercise of the Option are subject to the terms of the Plan and the Stockholders Agreement including without limitation, the restrictions set forth in Section 5.6 of the Plan.

Section 4.3    Construction

         This Agreement shall be administered, interpreted and enforced under the laws of the State of Minnesota.

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Section 4.4    Conformity to Securities Laws

         The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3.

         Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent :necessary to conform to such laws, rules and regulations.

Section 4.5    Stockholder Approval

         This Agreement will be effective upon approval by the stockholders of the Company as provided in Section 280G(b)(5)(A)(ii) of the Code and regulations thereunder as if a "change in control" occurred immediately following the date such approval is obtained. This Option may not be exercised to any extent by anyone unless and until the Agreement is so approved by the Company's stockholders, and if such approval has not been obtained by the end of the twelve-month period beginning on the date hereof, this Option shall thereupon be canceled and become null and void. The Company shall take such actions as may be necessary to satisfy any applicable requirements of Rule 16b-3(b).

Section 4.6    Adjustments in Cash Flow Targets

         The Cash Flow Targets and Cumulative Cash Flow Targets specified in Appendix A are based upon certain revenue and expense assumptions about the future business of the Company as of the date the Option is granted. Accordingly, in the event that, after such date, the Committee determines, in its sole discretion, that any acquisition or any divestiture of any business or any product by the Company or any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, any unusual or nonrecurring transactions or events affecting the Company, or the financial statements of the Company, or change in applicable laws, regulations, or accounting principles occurs such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to the Option, then the Committee shall, in good faith and in such manner as it may deem equitable, adjust the financial targets set forth on Appendix A to reflect the projected effect of such transaction(s) or event(s) on Cash Flow.

                            (Signature Page Follows)

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         IN WITNESS WHEREOF, this Incentive Stock Option Agreement has been executed and delivered by the parties hereto.

                              EMPI, INC.


                              By:
                              Title:

                              __________________________________________________
                              Patrick D. Spangler
                              Executive Vice President & Chief Financial Officer


__________________________
Optionee


__________________________

__________________________
Address


Taxpayer Identification Number:______________________

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

                                                                       EXHIBIT A

                             STOCKHOLDERS AGREEMENT

     This Stockholders Agreement (the "Agreement") is entered into as of this ___ day of _____________, 19__ by and between EMPI, Inc., a Minnesota corporation (the "Company"), and __________________ ("Optionee").

                                    Recitals:

     WHEREAS, the Company (i) pursuant to the 1999 Stock Option Plan of EMPI, Inc. (the "Plan") or otherwise, has granted to certain employees and/or independent directors of the Company and/or its subsidiaries, including Optionee, options to purchase shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock") and (ii) as of the date hereof will issue, or may in the future issue, to Optionee shares of Common Stock pursuant to the exercise of such options (all of the shares of Common Stock acquired by Optionee during the term of this Agreement by exercise of options or otherwise, being referred to collectively as the "Restricted Shares");

     WHEREAS, as a condition to the issuance of the Restricted Shares to Optionee under the terms of the option, the Company and Optionee are entering into this Agreement to provide for certain matters with respect to the ownership and transfer of the Restricted Shares by Optionee; and

     WHEREAS, this Agreement is one of several substantially identical agreements which have been, or which in the future will be, entered into by the Company and independent directors and employees of the Company and/or its subsidiaries who may hold shares of Common Stock.

                                   Agreement:

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. Restrictions on Transfer. Optionee shall not sell, assign, transfer, convey, pledge or otherwise dispose of (collective, a "Transfer") any Restricted Shares without the prior written consent of the Company, which consent shall have been authorized by a majority of the members of the board of directors of the Company (the "Board"); provided, however, that this Section 1 shall not prevent the Transfer of any Restricted Shares by will or pursuant to laws of descent and distribution. Any purported Transfer in violation of the provisions of this Section 1 shall be null and void and shall have no force or effect.

     Section 2. Rights to Repurchase Shares.

          (a) For a period a nine (9) months following the Termination of Employment of Optionee (as defined below), the Company shall have the option to repurchase all

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(but not less than all) of the Restricted Shares held by Optionee or his or her successor in interest (the "Call Right"). The repurchase price payable by the Company upon exercise of the Call Right (the "Repurchase Price") shall be the fair market value of the Restricted Shares subject to the Call Right, as determined on the date of the Call Notice (as defined below). The Call Right shall be exercised by written notice (the "Call Notice") to Optionee or, in the event of Optionee's death, Optionee's Eligible Representative (as defined in the Plan) given within nine (9) months after the Termination of Employment of Optionee. "Termination of Employment of Optionee" shall mean the time when the employee-employer relationship between Optionee and the Company or one of its subsidiaries is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding termination where there is a simultaneous reemployment by the Company or one of its subsidiaries.

          (b) The repurchase of Restricted Shares pursuant to the exercise of a Call Right shall take place on a date specified by the Company, but in no event later than thirty (30) days following the date of the Call Notice. On such date, Optionee or Optionee's Eligible Representative (as applicable) shall deliver to the Company the certificates representing the Restricted Shares to be purchased, duly endorsed for transfer to the Company, and the Company shall pay to Optionee or Optionee's Eligible Representative (as applicable) the Repurchase Price in cash or by bank or cashier's check. The Company and Optionee or Optionee's Eligible Representative (as applicable) shall each use its reasonable efforts to expedite all proceedings contemplated hereunder in order to facilitate a repurchase of the shares hereunder.

          (c) The fair market value of the Restricted Shares to be repurchased shall be determined in accordance with the procedures described in Section 4.3(b) of the Plan, as of the date of the Call Notice.

          (d) In the event that, pursuant to the terms of the relevant option agreements or otherwise, any Restricted Shares are issued to Optionee (or his or her successor in interest) following the Termination of Employment of Optionee ("Subsequently Issued Shares"), then the Company shall also have an additional Call Right with respect to such Subsequently Issued Shares, which Call Right must be exercised as to such Subsequently Issued Shares within nine (9) months of the issuance thereof (and which shall otherwise be subject to the provisions set forth above).

     Section 3. Company Sale.

          (a) If the Board and the holders of a majority of the outstanding shares of Common Stock approve a Company Sale (as defined below), Optionee shall consent to and raise no objections against such Company Sale, and if the Company Sale is structured as a sale of stock, Optionee will sell all or any portion of the Restricted Shares on the terms and conditions approved by the Board and the holders of a majority of the outstanding shares of Common Stock. Optionee will take all actions that the Board and the holders of a majority of the outstanding shares of Common Stock reasonably deem necessary or desirable in connection with the consummation of such Company Sale, including without limitation, voting the Restricted Shares in favor of such Company Sale and refraining from the exercise of dissenters' appraisal rights with respect to such Company Sale.

          (b) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated under the Securities Act of 1933, as amended (the "Act"), may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), Optionee will, if requested by the Company, appoint a purchaser representative (as such term is defined in Rule 501 of the Act) reasonably acceptable to the Company. If Optionee appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if Optionee declines to appoint the purchaser representative designated by the Company, Optionee will appoint another purchaser representative (reasonably acceptable to the Company), and Optionee will be responsible for the fees of the purchaser representative so appointed.

          (c) Optionee will bear Optionee's pro-rata share (based upon the number of shares held by such holders that are sold) of the costs of any sale of Common Stock pursuant to a Company Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party.

     For the purpose hereof, "Company Sale" means the consummation of the sale to any person or entity which, at the time of such sale, does not hold five percent (5%) or more of the outstanding shares of the Common Stock and is not an Affiliate (as defined in the Plan) of any such person or entity, pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power sufficient to elect a majority of the members of the Board (whether such acquisition is effected by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the assets of the Company and its subsidiaries.

     Section 4. Miscellaneous.

          (a) Legend. Each certificate representing the Restricted Shares will bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF."

          (b) Additional Legend. In addition to the foregoing, each certificate representing Restricted Shares will bear the following legend:

     "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE MANAGEMENT STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER HEREOF DATED AS OF ________ __, 199_. A

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     COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUE TO THE
     HOLDER HEREOF UPON WRITTEN REQUEST."

Optionee hereby agrees that Optionee will not Transfer any Restricted Shares without complying with each of the restrictions set forth herein and agrees that in connection with any such Transfer Optionee will, if requested by the Company, deliver to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that such Transfer is not in violation of this Agreement or the securities laws of the United States of America or any state thereof.

          (c) Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and assigns and any other transferee of the Restricted Shares and shall also apply to any Restricted Shares acquired by Optionee after the date hereof.

          (d) Specific Performance, Etc. The Company and Optionee, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its or his or her rights under this Agreement. The Company and Optionee agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by either of the provisions of this Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

          (f) Interpretation. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

          (g) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following addresses (or at such other address for any party as shall be specified by like notices, provided that notices of a change of address shall be effective only upon receipt thereof).

               (i)  If to the Company:

                    EMPI, Inc.
                    599 Cardigan Road
                    St. Paul, MN 55126-4099
                    Attn: General Counsel

                    with copies to:

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                    Latham & Watkins
                    1001 Pennsylvania Avenue, N.W.
                    Suite 1300
                    Washington, D.C. 20004-2505
                    Attention: Daniel T. Lennon, Esq.

               (ii) If to Optionee, to the address set forth on the signature page hereto.

          (h) Recapitalization, Exchange, Etc. Affecting the Company's Stock. The provisions of this Agreement applicable to the Common Stock shall also apply, to the full extent set forth herein, with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

          (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

          (j) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.
(k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

          (l) Amendment. This Agreement may be amended only by written agreement signed by Optionee and the Company.

          (m) Tax Withholding. The Company and/or its subsidiaries shall be entitled to require payment in cash or deduction from other compensation payable to Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase or cancellation of any Restricted Share or any option to purchase Restricted Shares.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

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

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                             EMPI, INC.

                                             By:________________________________
                                                Name: __________________________
                                                Title:__________________________


                                             Accepted and agreed to:

                                             Name:______________________________
                                             Address:___________________________
                                             ___________________________________
                                             ___________________________________
                                             ___________________________________

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